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                                                                     Exhibit 21

        Globix Corporation and Subsidiaries (Domestic & International)

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
           Entity Name            Jurisdiction
           -----------            ------------

ATC Merger Corporation            New York

Bluestreak Digital, Inc.          New York

Gamenet Corporation               New York

NAFT Computer Service Corporation New York

NAFT International Ltd.           New York

PFM Communications Inc.           New York

GRE Consulting, Inc.              New York

415 Greenwich GC, LLC             New York

415 Greenwich GC Tenant, LLC      New York

415 Greenwich GC MM, LLC          New York

Comstar.net, inc.                 Georgia

Comstar Telecom & Wireless, Inc.  Georgia

Globix Holdings (UK) Limited      England

Globix Limited                    England

GLX Leasing Limited               England

Globix Denmark ApS                Denmark

Globix (Netherlands) BV           Netherlands

Globix Internet Services GmbH     Austria

Globix SpA                        Italy

Globix GmbH                       Germany

Globix Aktiebolag                 Sweden

Globix Internet S.A.              Spain

Globix SAS                        France
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